UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                January 31, 2010

                                    814-00201
                            (Commission File Number)

                                MVC CAPITAL, INC.
                                  (THE "FUND")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                              RIVERVIEW AT PURCHASE
                                287 BOWMAN AVENUE
                                    2ND FLOOR
                               PURCHASE, NY 10577
              (Address of registrant's principal executive office)

                                 (914) 701-0310
                         (Registrant's telephone number)
                     ---------------------------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

As part of its regular quarter-end review, the Fund's Valuation Committee made determinations, consistent with the Fund's valuation procedures and FAS 157, regarding the fair values of the Fund's investments, resulting in an aggregate net increase of approximately $800,000 or $0.03 per share, effective January 31, 2010. The fair values of the following portfolio companies were adjusted:
Amersham Corporation, BP Clothing, LLC, Dakota Growers Pasta Company, Inc., LHD Europe Holding, Inc., Octagon Credit Investors, LLC, Ohio Medical Corporation, SGDA Sanierungsgesellschaft fur Deponien und Altlasten GmbH, Summit Research Labs, Inc., Velocitius BV and Vendio Services, Inc.

Not recognized in the above net increase in fair value of the Fund's portfolio is the value created by the sale of Vitality Foodservice, Inc. ("Vitality"), during the quarter, above Vitality's fair market value at October 31, 2009. The proceeds from the sale of Vitality resulted in an aggregate net increase, during the quarter, of approximately $2.3 million to our net asset value or $0.09 per share.

The Fund's net asset value as of January 31, 2010 is approximately $17.64 per share.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MVC CAPITAL, INC.


By: /s/ Michael T. Tokarz
    ---------------------
       Michael T. Tokarz
       Chairman





Dated February 1, 2010